                                                                    Exhibit 10.2

                          [Form of Letter Agreement for
            Directors and Officers of SP Acquisition Holdings, Inc.]

                                                                          , 2007

SP Acquisition Holdings, Inc.
590 Madison Avenue, 32nd Floor
New York, NY  10022

Re: Initial Public Offering of SP Acquisition Holdings, Inc.

Ladies and Gentlemen:

      This letter is being delivered to you in accordance with the Underwriting
Agreement (the "Underwriting Agreement") entered into by and between SP
Acquisition Holdings, Inc., a Delaware corporation (the "Company"), and UBS
Securities LLC and Ladenburg Thalmann & Co., Inc. as underwriters (the
"Underwriters"), relating to an underwritten initial public offering (the "IPO")
of the Company's units (the "Units"), each composed of one share of the
Company's common stock, par value $0.001 per share (the "Common Stock"), and one warrant, which is exercisable for one share of Common Stock (the "Warrants").
Certain capitalized terms used herein are defined in paragraph 9 hereof.

      In order to induce the Company and the Underwriters to enter into the
Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

      1. In the event that the Company fails to consummate an Initial Business
Combination within 24 months from the effective date (the "Effective Date") of the registration statement on Form S-1 (File No. 333-142696) relating to the IPO
(the "Registration Statement"), the undersigned will take all reasonable actions within his or her power to (a) cause the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as reasonably practicable and (b) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (a) and (b) are both satisfied being the "Liquidation Date"). The undersigned agrees that in connection with any cessation of corporate existence of the Company on [_______], 2009, he or she will cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the General Corporation Law of the State of
Delaware or any successor provision thereto.

      2. (a) Neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, any finder's fee, reimbursement or cash payment from the Company for services rendered to the
Company prior to or in connection with the consummation of an Initial Business
Combination, other than (subject to the following sentence) (i) repayment of that certain Promissory Note in the amount of $250,000 made to the Company by

Steel Partners, Ltd., to cover offering-related and organizational expenses;
(ii) a payment of an aggregate of $10,000 per month to Steel Partners, Ltd., for office space, secretarial and administrative services; and (iii) reimbursement for any out-of-pocket expenses or advances related to: (i) the IPO, (ii)
identifying, investigating and consummating an Initial Business Combination or
(iii) other expenses or advances that the Company is permitted incur. The undersigned acknowledges that the Company's Audit Committee (or the Company's
Board of Directors in the case of a director who is a member of the Company's
Audit Committee) will review and approve all payments made to the undersigned, the Company's officers and directors and the Company's or their affiliates, other than the $10,000 per month payment described in the immediately preceding sentence.

            (b) Neither the undersigned, nor any member of the family of the undersigned, nor any affiliate of the undersigned, will accept a finder's fee, consulting fee or any other compensation or fees from any person or other entity in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following such Initial
Business Combination.

      3. The undersigned agrees not to resign as [Chairman of the Board of
Directors, President and Chief Executive Officer][Director, Vice Chairman and
Secretary][Executive Vice President][Director] until the earlier of the consummation by the Company of an Initial Business Combination or the
Liquidation Date. The undersigned's biographical information furnished to the
Company and attached hereto as EXHIBIT A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned's NASD questionnaire furnished to the Company and the Underwriters and attached hereto as EXHIBIT B is true and accurate in all respects. The undersigned represents and warrants that:

                  (a) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from, any act or practice relating to the offering of securities in any jurisdiction;

                  (b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or
            (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

                  (c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

      4. [The undersigned agrees that, during the period commencing on the
Effective Date and extending until the earlier of the closing of the Company's
Initial Business Combination or the Liquidation Date, he or she will not become affiliated as an officer, director, or stockholder of a blank check company or blind pool company; PROVIDED, HOWEVER, that nothing contained herein shall override a person's fiduciary obligations to any entity with which he or she is currently directly or indirectly associated or affiliated or by whom he or she is currently employed.

                                       2

            The undersigned hereby agrees and acknowledges that (i) each of the
Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of any of his or her obligations under this paragraph
4, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.](1)

      5. [The undersigned agrees that, prior to the consummation of the Initial
Business Combination, he or she will not propose any amendment to Article Sixth of the Company's Amended and Restated Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend any of these provisions.](2)

      6. The undersigned has full right and power, without violating any agreement by which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement and serve as [Chairman of the
Board of Directors, President and Chief Executive Officer][Director, Vice
Chairman and Secretary][Executive Vice President][Director], and hereby consents to being named in the Registration Statement as a[n] [officer] [director] of the
Company.

      7. If the Company seeks approval of its stockholders of an Initial
Business Combination, the undersigned will:

            (a) vote any Founder's Shares owned directly or indirectly by it in accordance with the majority of the shares of Common Stock voted by the
Company's Public Stockholders in connection with the vote on any Initial
Business Combination; and

            (b) vote all shares of Common Stock that he or she may acquire in or following the IPO in favor of the Initial Business Combination.

      8. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the Trust Account, or to any other amounts distributed in connection with a liquidating distribution of the
Company, with respect to its Founder's Shares (any "Claim"), and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; PROVIDED that the foregoing shall not apply to any IPO Shares acquired by the undersigned. The undersigned hereby agrees that the Company shall be entitled to reimbursement from the undersigned for any distribution of the Trust Account or any other amounts distributed by the Company in connection with a liquidating distribution received by the undersigned with respect to its Founder's Shares.

----------
(1)   This section applies only to Mr. Lichtenstein.
(2)   This section applies only to directors of the Company.

                                       3

      9. As used herein, (i) "Initial Business Combination" shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition and stockholders owning less than 30% of the
IPO Shares exercise their conversion rights; (ii) "Founder's Shares" shall mean an aggregate of 7,500,000 shares of Common Stock owned by SP Acq LLC, which is controlled by Mr. Lichtenstein, and acquired prior to the IPO, as well as Steel
Partners II, L.P. and all of the other Directors excluding Mr. Lichtenstein;
(iii) "IPO Shares" shall mean the shares of Common Stock underlying the Units issued in the Company's IPO; (iv) "Public Stockholders" shall mean purchasers of
Common Stock in the IPO or in the secondary market, including any of the
Company's officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire Common Stock in the IPO or the secondary market; and (v) "Trust Account" shall mean the trust account established under the Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and Continental Stock Transfer & Trust
Company.

      The undersigned acknowledges and understands that the Company and the
Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the
Company with respect to the subject matter hereof.

      This letter agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives and assigns.
This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the Liquidation Date; PROVIDED that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

      This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

      No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

                            [SIGNATURE PAGE FOLLOWS]

                                       4

                                                  ______________________________
                                           Name:
                                           Title:

                                           Accepted and agreed:

                                           SP ACQUISITION HOLDINGS, INC.

                                           By:    ______________________________
                                           Name:
                                           Title:

                                    Exhibit A

               [Biographical Information Furnished to the Company]

                                       A-1

                                    Exhibit B

       [NASD Questionnaires Furnished to the Company and the Underwriters]

                                      B-1